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For more information contact:

Leslie M. Muma, President and CEO

(262) 879-5000

For immediate release:

July 22, 2003

Fiserv Reports Record Earnings for Second Quarter of 2003

Brookfield, Wisconsin, July 22, 2003—Fiserv, Inc. (Nasdaq: FISV) announced today record earnings for the second quarter of 2003.

For the three-month period ended June 30, 2003, Fiserv processing and services revenues were $659.1 million, a 17% increase over the $563.6 million for the second quarter of 2002. Net income per share-diluted for the second quarter of 2003 was $0.40 per share, compared to $0.34 per share for the second quarter of 2002.

For the six-month period ended June 30, 2003, Fiserv processing and services revenues were $1,283.9 million, a 14% increase over the $1,124.3 million for the first six months of 2002. Net income per share-diluted for the first six months of 2003 was $0.78 per share, compared to $0.67 per share for the first six months of 2002.

“Fiserv continued to perform well in the second quarter, again posting record earnings,” said Leslie M. Muma, President and CEO of Fiserv, Inc. “During the second quarter, we saw solid growth in our various lines of business, with most business units on or above our target expectations in terms of revenue and profit growth.

“We’re also off to a great acquisition year with six acquisitions closed so far in 2003, totaling combined annualized processing and services revenues of approximately $270 million,” Muma continued. “Our earnings estimate for full year 2003 continues to be $1.58 to $1.62 per share.”

During the second quarter of 2003, Fiserv closed two acquisitions: ReliaQuote, Inc., located in Falls Church, Virginia, which specializes in the marketing and sale of fully underwritten term life insurance policies, primarily through the Internet; and Wausau Benefits, an employee benefits administrator located in Wausau, Wisconsin, that provides a full range of

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com

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health and related employee benefit plan administration services nationwide.

Since the close of the second quarter, Fiserv completed the acquisition of the EDS Credit Union Industry Group, based in Plano, Texas. The business, which supports about 1,000 credit unions, specializes in core processing and provides a variety of other products and services, including debit card and transaction processing, electronic banking and lending, and on-line bill payment and presentment services. Fiserv also completed its acquisition of Chase Credit Research and Chase Credit Systems, based in North Hollywood, California. Together, the companies provide information from the three major credit repositories in a consolidated report to lenders, and lease software that allows lenders and credit-reporting companies to perform their own analyses.

Significant client relationships signed during the second quarter included First Federal Savings and Loan Association, a $1 billion institution in Lakewood, Ohio, for an enhanced solution set that includes the Fiserv VISION core processing system, data warehouse and an Internet banking platform; Marriott Vacation Club International, the vacation ownership division of Marriott International, agreed to use the Fiserv MortgageServ mortgage loan servicing system for its loan portfolio; Pacific Capital Bancorp, a $4.4 billion, multi-bank holding company in Santa Barbara, California, will use software from the Precision Computer Systems unit of Fiserv to replace its current core banking system; the Benefit Planners unit of Fiserv Health will handle health plan management for Station Casinos, Inc. under a multi-year contract; and Porsche Financial Services, Inc., has substantially increased its relationship with Fiserv LeMans for automotive financing solutions. In addition, Romania’s fifth largest bank, Raiffeisen Bank-Romania, has expanded its relationship with Fiserv CBS Worldwide to include an upgrade and maintenance of the existing Fiserv core processing system, and improved service offerings for the bank’s 650,000 customers.

Fiserv, Inc. (Nasdaq: FISV) provides information management systems and services to the financial industry including transaction processing, outsourcing, business process outsourcing and software and systems solutions. The company serves more than 14,000 clients,

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com

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including banks, broker-dealers, credit unions, financial planners/investment advisers, insurance companies and agents, self-insured employers, lenders and savings institutions. Headquartered in Brookfield, Wisconsin, Fiserv reported $2.3 billion in processing and services revenues for 2002. Fiserv can be found on the Internet at www.fiserv.com.

As previously announced, Fiserv, Inc. will hold a Webcast July 23, 2003, at 10 a.m. Central time to allow securities analysts and shareholders the opportunity to hear management discuss the Company’s quarterly results. The Webcast can be accessed through the Company’s Web site at www.fiserv.com. The Webcast will be available for replay through July 21, 2004.

The disclosure set forth above contains forward-looking statements, specifically Mr. Muma’s statements regarding earnings targets and acquisition prospects for 2003. These statements are covered by the safe harbor included in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, changes in customers’ demand for the Corporation’s products, pricing and other actions by competitors, and general changes in economic conditions or U.S. financial markets. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Processing and services	$659,112	$563,599	$1,283,879	$1,124,338
Customer reimbursements	79,503	69,394	162,234	141,498

Total revenues	738,615	632,993	1,446,113	1,265,836

Cost of revenues:
Salaries, commissions and payroll related costs	306,301	267,606	601,130	539,238
Customer reimbursement expenses	79,503	69,394	162,234	141,498
Data processing costs and equipment rentals	51,614	41,665	103,995	80,773
Other operating expenses	129,154	108,420	244,715	215,352
Depreciation and amortization	39,983	34,476	77,382	68,114

Total cost of revenues	606,555	521,561	1,189,456	1,044,975

Operating income	132,060	111,432	256,657	220,861
Interest expense—net	(3,474)	(2,178)	(6,451)	(4,865)

Income before income taxes	128,586	109,254	250,206	215,996
Income tax provision	50,148	42,609	97,580	84,238

Net income	$78,438	$66,645	$152,626	$131,758

Net income per share:
Basic	$0.41	$0.35	$0.79	$0.69
Diluted	$0.40	$0.34	$0.78	$0.67
Shares used in computing net income per share:
Basic	193,295	191,420	192,716	191,044
Diluted	195,811	195,474	195,279	195,313

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

SELECTED SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Processing and services revenues:
Financial institution outsourcing, systems and services	$498,860	$434,866	$976,386	$864,824
Health plan management services	81,823	52,195	150,963	103,940
Securities processing and trust services	55,135	55,080	110,185	110,758
All other and corporate	23,294	21,458	46,345	44,816

Total	$659,112	$563,599	$1,283,879	$1,124,338

Operating income:
Financial institution outsourcing, systems and services	$117,397	$99,187	$224,853	$192,615
Health plan management services	10,898	8,480	22,999	16,841
Securities processing and trust services	6,519	6,491	13,759	14,972
All other and corporate	(2,754)	(2,726)	(4,954)	(3,567)

Total	$132,060	$111,432	$256,657	$220,861

Note: Due to the recent growth of the health plan management services of the Company, the Company changed its reportable business segments in the second quarter of 2003 to add the Health plan management services segment. The Health plan management services segment provides services to employers who self-fund their health plans, offering services such as handling payments to health care providers, assisting with cost controls, plan design services, medical provider administration and other related services.

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com

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FISERV, INC. AND SUBSIDIARIES

HISTORICAL 2002 SEGMENT INFORMATION

(In thousands)

(Unaudited)

Three Months Ended

	March 31, 2002	June 30, 2002	Sept. 30, 2002	Dec. 31, 2002	Total
Processing and services revenues:
Financial institution outsourcing, systems and services	$429,958	$434,866	$428,771	$446,709	$1,740,304
Health plan management services	51,745	52,195	53,374	58,831	216,145
Securities processing and trust services	55,678	55,080	59,199	60,664	230,621
All other and corporate	23,358	21,458	22,745	25,431	92,992

Total	$560,739	$563,599	$564,089	$591,635	$2,280,062

Operating income:
Financial institution outsourcing, systems and services	$93,428	$99,187	$95,139	$97,006	$384,760
Health plan management services	8,361	8,480	8,811	8,412	34,064
Securities processing and trust services	8,481	6,491	8,348	7,939	31,259
All other and corporate	(841)	(2,726)	(2,049)	992	(4,624)

Total	$109,429	$111,432	$110,249	$114,349	$445,459

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Fiserv, Corporate Headquarters, 255 Fiserv Drive, Brookfield, Wisconsin   53045     PH:    262-879-5000

Mailing Address: P.O. Box 979, Brookfield, Wisconsin 53008-0979     Internet:    www.fiserv.com